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                                                                    EXHIBIT 23.8

                        CONSENT OF WILLIAM M. GOODYEAR

        I consent to the use of my name as a Trustee Nominee in the section "Management" in the Registration Statement, SEC File No. 333-26629 and all amendments and post-effective amendments or supplements thereto, including the Prospectus contained therein of Equity Office Properties Trust.

July 2, 1997                        /s/ William M. Goodyear
                                    -----------------------
                                    William M. Goodyear